As filed with the Securities and Exchange Commission on February 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(702) 964-5777

(Address of principal executive offices) (Zip Code)

2020 Equity Incentive Plan
(Full title of the plans)

Dermot Smurfit

Chief Executive Officer

GAN Limited

400 Spectrum Center Drive

Suite 1900

Irvine, CA 92618

(Name and Address of agent for service)

(702) 988-8443

(Telephone number, including area code, of agent for service)

With a copy to:

James A. Mercer III, Esq.

Robert L. Wernli, Jr., Esq.

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, CA 92129

(858) 720-7469

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary shares, par value $0.01 per share	1,465,414	$29.760	(3)	$43,610,647.37	(3)	$4,757.92	(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares that become issuable under the Plan (as defined below), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the registrant’s common stock.

(2)	These ordinary shares are being registered for issuance under the GAN Limited 2020 Equity Incentive Plan (the “Plan”).

(3)	The registration fee was calculated in accordance with Rules 457(c) and 457(h) of the Securities Act on the basis of $29.760 per share, the average high and low prices of Common Shares as reported on The Nasdaq Capital Market on February 8, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) registers 1,465,414 additional ordinary shares, par value $0.01 per share, of GAN Limited (the “Registrant”) that may be issued pursuant to the 2020 Equity Incentive Plan, commencing January 20, 2021.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-238017) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 5, 2020 are incorporated by reference into this Registration Statement, except as modified or superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

●	The Registrant’s prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act filed on December 17, 2020, in connection with the Registrant’s Registration Statement on Form F-1 (Registration No. 333-251163), as amended, in which there is set forth (i) the audited consolidated financial statements of the Registrant as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 and (ii) the audited consolidated financial statements of Vincent Group, p.l.c. as of December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018;

●	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39274) filed with the Commission on April 27, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions; and

●	The Registrant’s Current Report on Form 8-K filed on January 5, 2021.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit	Description	Location
4.1	Memorandum of Association of GAN Limited	Exhibit 3.1 to the Form F-1 (File No. 333-237372)
4.2	Bye-Laws of GAN Limited	Exhibit 3.2 to the Form F-1 (File No. 333-237372)
4.3	2020 Equity Incentive Plan of GAN Limited	Exhibit 4.3 to the Form S-8 (File No. 333-238017)
4.3.1	2020 Equity Incentive Plan – Form of Restricted Stock Grant Agreement	Exhibit 10.2.1 to the Form F-1 (File No. 333-237372)
4.3.2	2020 Equity Incentive Plan – Form of Nonstatutory Stock Option Agreement	Exhibit 10.2.2 to the Form F-1 (File No. 333-237372)
4.3.3	2020 Equity Incentive Plan – Form of Incentive Stock Option Agreement	Exhibit 10.2.3 to the Form F-1 (File No. 333-237372)
4.3.4	2020 Equity Incentive Plan – Form of Restricted Stock Unit Agreement	Exhibit 10.2.4 to the Form F-1 (File No. 333-237372)
4.3.5	2020 Equity Incentive Plan U.K. Sub-Plan – Company Share Option Plan	Exhibit 4.3.5 to the Form S-8 (File No. 333-238017)
4.3.6	2020 Equity Incentive Plan U.K. Sub-Plan – Company Share Plan Option Agreement	Exhibit 4.3.6 to the Form S-8 (File No. 333-238017)
4.3.7	2020 Equity Incentive Plan U.K. Sub-Plan – Enterprise Management Incentive Plan Option Agreement	Exhibit 4.3.7 to the Form S-8 (File No. 333-238017)
4.3.8	2020 Equity Incentive Plan U.K. Sub-Plan – Enterprise Management Incentive Plan (EMI)	Exhibit 4.3.8 to the Form S-8 (File No. 333-238017)
5.1	Opinion of Walkers (Bermuda) Limited, Hamilton, Bermuda	Filed herewith
23.1	Consent of BDO LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Grant Thornton Limited, Independent Accountants	Filed herewith
23.3	Consent of Walkers (Bermuda) Limited, Hamilton, Bermuda	Included in Exhibit 5.1 filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on the 12th day of February, 2021.

GAN LIMITED

By:	/s/ Dermot Smurfit
Name:	Dermot Smurfit
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Dermot Smurfit	Chief Executive Officer and Director	February 12, 2021
Dermot Smurfit	(Principal Executive Officer)

/s/ Karen Flores	Chief Financial Officer	February 12, 2021
Karen Flores	(Principal Financial and Accounting Officer)

	Director	February 12, 2021
Seamus McGill

/s/ Michael Smurfit Jr.	Director	February 12, 2021
Michael Smurfit Jr.

/s/ David Goldberg	Director	February 12, 2021
David Goldberg

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